SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 12, 2002
                        (Date of Earliest Event Reported)

                        MACE SECURITY INTERNATIONAL, INC.
             (Exact name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                     0-22810
                            (Commission File Number)

                                   03-0311630
                        (IRS Employer Identification No.)

         1000 Crawford Place, Suite 400, Mount Laurel, New Jersey 08054
                    (Address of Principal Executive Offices)

                                 (856) 778-2300
                         (Registrant's Telephone Number)



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Item 1.           Not Applicable.

Item 2.  Acquisition of Micro Tech Manufacturing, Inc.
         ---------------------------------------------

     On August 12, 2002, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through a wholly owned subsidiary, MSI Micro-Tech, Inc., acquired certain of the assets of Micro Tech Manufacturing, Inc. (the "Acquired Company"), a manufacturer and retailer of electronic security devices. Moshe Luski (the "Shareholder") is the sole shareholder of Micro Tech Manufacturing, Inc. Pursuant to the terms and conditions of the Asset Purchase Agreement (the "Agreement"), the Company purchased certain assets including the inventory, fixed assets, trade names and trademarks, and intangibles of the electronic security device operations of the Acquired Company. Shareholder and Acquired Company are not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The Company also hired the Shareholder effective on the date of the closing. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed herewith as Exhibit 2.1.
     At Closing under the Agreement, the Company paid to the Acquired Company an aggregate purchase price of approximately $505,000 (the "Purchase Price"), consisting of $233,000 cash from working capital, issuance of a promissory note for $172,000 payable in eleven equal monthly installments beginning on the one month anniversary of closing on the acquisition and the issuance of 105,263 shares of the Company's common stock at a price of $.95 per share in eight equal monthly installments beginning at the close of the acquisition. The acquisition is accounted for using the "purchase" method of accounting.

Items 3-6   Not Applicable.

Item 7      Financial Statements and Exhibits.

            (a) Financial Statements of Business Acquired.

                In accordance with the applicable regulations under the Securities and Exchange Act of 1934 and after review of the financial statements of Micro Tech Manufacturing, Inc., the Registrant has concluded that Securities Exchange Act rules do not require the filing of financial statements with respect to the acquired company. Accordingly, the Registrant is not filing financial statements herewith.

           (c) The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

           2.1 Asset Purchase Agreement dated as of August 12, 2002, by and among Micro Tech Manufacturing, Inc. and Moshe Luski on the one hand, and MSI Micro-Tech, Inc., a wholly owned subsidiary of Mace Security International, Inc.

            99  Press release dated August 14, 2002.

Items 8-9.  Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 22, 2002              MACE SECURITY INTERNATIONAL, INC.


                                      By: /s/ Gregory M. Krzemien
                                          -------------------------
                                          Gregory M. Krzemien
                                          Chief Financial Officer and Treasurer

                                  EXHIBIT INDEX


Exhibit           Description
No.

2.1 Asset Purchase Agreement dated as of August 12, 2002, by and among Micro Tech Manufacturing, Inc. and Moshe Luski on the one hand, and MSI Micro-Tech, Inc., a wholly owned subsidiary of Mace Security International, Inc.

99   Press release dated August 14, 2002.

                                                                     Exhibit 2.1



                            ASSET PURCHASE AGREEMENT

                                     Between

                         MICRO TECH MANUFACTURING, INC.

               THE SHAREHOLDERS OF MICRO TECH MANUFACTURING, INC.

                                       And

                              MSI MICRO-TECH, INC.


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                                TABLE OF CONTENTS



                                                             Page

RECITALS..................................................... 1

ARTICLE I ASSET TRANSFER; CLOSING............................ 1

ARTICLE II ACCOUNTS PAYABLE AND RECEIVABLE  ................. 6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS ....... 7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER ......13

ARTICLE V ADDITIONAL AGREEMENTS OF SELLERS ..................14

ARTICLE VI ADDITIONAL AGREEMENTS OF PURCHASER ...............17

ARTICLE VII CONDITIONS OF PURCHASER .........................17

ARTICLE VIII CONDITIONS OF SELLERS ..........................18

ARTICLE IX INDEMNIFICATION...................................19

ARTICLE X OTHER PROVISIONS...................................22

                                        i


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                                    SCHEDULES

Attached to this Agreement

1.3(a)            Promissory Note
1.9(c)            Employment Agreement
1.10(a)           Bill of Sale
1.10(d)           Assignment and Assumption Agreement
1.10(e)           Noncompetition Agreement

Enclosed in Disclosure Binder

1.4(a)            Equipment
1.4(c)            Contracts and Leases
1.4(d)            Permits
1.11(b)           Allocation of Purchase Price to Assets
3.3               Contracts, Permits, Mortgages and Material Documents
3.6               Real Property Interests
3.6(a)            Exceptions to governmental compliance
3.8               Insurance Policies, Performance Bonds and Letters of Credit
3.10(a)           Employees
3.11              Violations of federal, state or local law
3.13              Required Consents
3.15(a)           Registered Rights
3.15(b)           Exceptions to Free Use
3.15(c)           Intellectual Property Licenses and Royalties
3.16              Competition
3.18              Pending or Threatened Litigation and Proceedings

                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made as of August 12, 2002, by and among Micro Tech Manufacturing, Inc. ("Company"), and Moshe Luski ("Shareholder") on the one hand, and MSI Micro-Tech, Inc., on the other hand. For purposes of this Agreement, MSI Micro-Tech, Inc., is sometimes referred to as the "Purchaser," and the Company and the Shareholder are collectively referred to as the "Sellers."

                                    RECITALS

     Company is in the business of designing, manufacturing and selling small and miniature security devices (the "Business") at and from its current location in Hallandale, Florida. Company possesses a valid leasehold interest in the site of the Business' operations (the "Leased Real Property"). Shareholder is the owner of all of the outstanding stock of Company.

     Purchaser is a wholly-owned subsidiary of Mace Security International, Inc. ("MSI"). The parties desire that substantially all of the assets of the Company be acquired by Purchaser in exchange for cash and common stock of MSI, all on the terms contained herein.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Sellers and delivered to Purchaser no later than fifteen days after the date of this Agreement. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                    ARTICLE I
                             Asset transfer; Closing

     Section 1.1 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are a part of this Agreement.

     Section 1.2 Place for Closing. Subject to Section 1.9 hereof, closing under this Agreement shall take place by exchange of executed documents by overnight courier, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing."

     Section 1.3 Agreement to Transfer Assets; Consideration.

     (a) At the Closing, the Company shall transfer, convey and deliver to Purchaser the Assets as hereinafter defined and as set forth in Section 1.4 below. Purchaser shall deliver to the Sellers cash in the amount of $187,500.00 in cash in twelve (12) equal monthly installments of $15,625.00, the first installment payable at Closing and the remaining eleven installments payable on the same day of the month as the Closing Date, beginning on the first month after the date of Closing (the "Cash Payments"), plus (ii) a number of shares of the common stock of MSI having a value of $100,000, each share being valued at the closing price of the common stock on the Nasdaq Stock Market on the trading day which is the fifth trading day prior to the Closing Date (the "Per Share Value"), to be delivered in eight equal installments of whole shares only, one-eighth on the Closing Date and one-eighth on each of the dates which are the next seven three-month anniversaries of the Closing Date (the "Stock Payments"). Purchaser shall deliver to Sellers at Closing a non-negotiable promissory note executed and delivered by MSI in the amount of the unpaid Cash Payments, in form and substance as set forth on Schedule 1.3(a) attached hereto ("Promissory Note"). Purchaser shall also pay Company in cash at Closing an amount equal to Company's actual cost for items in the Company's inventory which are (i) in good condition, (ii) not obsolete, (iii) available to be sold at full price as of Closing, and (iv) conveyed to Purchaser at Closing, provided the parties have agreed not less than three days before the Closing Date on the cost of said inventory (the "Inventory Payment"). Sellers shall be permitted to sell any inventory items which are not conveyed to Purchaser at Closing, notwithstanding any provision to the contrary in the employment agreement or non-competition agreement described in Sections 1.9 and 1.10 hereinbelow.

     Section 1.4 Description of Assets. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Sellers shall grant, convey, sell, transfer and assign to Purchaser the following assets, properties and contractual rights of the Company and Shareholders, wherever located, all as set forth in this Section 1.4 (the "Assets").

     (a) All equipment, computers, printers, manufacturing machines, appliances, production machinery and parts, assembly tools, design equipment and their component parts and all other items of equipment in Sellers' possession or control, used in connection with, located in or on, or otherwise pertaining to the Business (collectively, the "Equipment"), as listed on Schedule 1.4(a);

     (b) All of the inventory of retail and wholesale items, work in process, service and repair parts, operating supplies, assembly parts and accessories owned by the Company and used in connection with the Business;

     (c) All contractual rights of the Company under its sales, manufacturing and other agreements with its suppliers, customers, and landlords (whether oral or in writing), as listed on Schedule 1.4(c);

     (d) All permits, licenses, franchises, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties ("Consents and Approvals") held by the Sellers relating to, used in or required for the operation of the Business or any of the Assets, all of which are listed on Schedule 1.4(d);

     (e) All office furnishings and supplies, brochures, sales and promotional materials, catalogues and advertising literature, business files, customer lists, customer records and information, and all pictures and photographs, computer programs and software (with applicable documentation and source codes), design and production drawings, plans and specifications, finish plans and other personal property of every nature and description in Sellers' possession or control pertaining to the Business;

     (f) All intellectual property used in connection with the Business or any other Asset, including, without limitation, know-how, patents, patent applications, copyrights, copyright applications, licenses, trade secrets, service marks, trademarks, trade names, and the exclusive right to use the names under which the Business are currently operated and any retail and wholesale items are marketed or sold (collectively, the "Intellectual Property");

     (g) All of the prepaid deposits, cash and cash equivalents, goodwill and all other tangible and intangible assets of the Company, except for the accounts receivable of the Business in existence prior to Closing ("Pre-closing Receivables"), the ownership of which shall be retained by the Company; and

     (h) All books, records, original documents and agreements and contracts and title documents relating to the items set forth in (a) through (g) above.

     At Closing, good and marketable title to the Assets will be conveyed to Purchaser by the Sellers free and clear of all liens, encumbrances, security interests and claims.

     Section 1.5 Excluded Assets. All of the personal property used by the Sellers in the conduct of the Business is included among the Assets. The parties agree that the only tangible and intangible property that is owned by the Company, or that is owned by the Shareholders and used in the Business, and not being sold to the Purchaser are the financial books and records of the Company and the Pre-closing Receivables ("Excluded Assets").

     Section 1.6 Assumption of Obligations. From and after the Closing, the Purchaser agrees and to assume and perform all of the Company's obligations and under the agreements listed on Schedule 1.4(c), to the extent, and only to the extent, such obligations first mature and are required to be performed subsequent to the close of business on the Closing Date ("Assumed Liabilities").

     Section 1.7 Non-Assumption of Liabilities. Purchaser shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for, or incur any liability or obligation of any nature of the Sellers, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, including, without limiting the generality of the foregoing, any liability or obligation arising out of or relating to: (a) any occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the Closing Date and constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement or obligation (whether written or oral); (b) injury to or death of any person or damage to or destruction of any property, whether based on negligence, breach of warranty, or any other theory; (c) violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Sellers; (d) the generation, collection, transportation, storage or disposal by the Sellers of any materials, including, without limitation, any hazardous materials; (f) any compensation, severance pay, or accrued vacation pay obligation of the Sellers owed to employees of the Company for periods prior to the Closing Date, or any obligations under any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any other fringe benefit program maintained or sponsored by Company or to which any of the Sellers contributes or any contributions, benefits or liabilities therefor or any liability for the withdrawal or partial withdrawal from or termination of any such plan or program by the Company; (g) the debts and obligations of the Sellers; (h) any violation by the Sellers of any law, including, without limitation, any federal, state or local antitrust, racketeering or trade practice law; and (i) liabilities or obligations of the Sellers for brokerage or other commissions relative to this Agreement or the transactions contemplated hereunder.

     Section 1.8 Term And Time For Closing. Following execution of this Agreement, the Purchaser and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within ten business days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations to close under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser, under this Agreement, or at law or in equity, including, without limitation, an action to recover their actual damages resulting from the default of the Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations to close under this Agreement, the Sellers may, in addition to and not in limitation of any other rights and remedies available to the Sellers under this Agreement, or at law or in equity, bring legal action to recover their actual damages resulting from the default of the Purchaser, but not any punitive or consequential damages.

     This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date:

     (a) by mutual written agreement of Purchaser and the Sellers;

     (b) by Purchaser within fifteen (15) days after the date of this Agreement, if Sellers have not delivered the Disclosure Binder to Purchaser.

     (c) by Purchaser within 15 days after the date the Sellers deliver the Disclosure Binder to Purchaser, if Purchaser is not satisfied, in its sole discretion, with the due diligence it has conducted on the Company, the Business, or the Assets.

     (d) by the Sellers, or by Purchaser, in the event Purchaser or the Sellers, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

     (e) by the Sellers or Purchaser, if the Closing shall not have occurred by September 30, 2002, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     All terminations shall be exercised by sending the other parties a written notice of the termination. In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 1.8, Article IX, Section 10.1, Section 10.2 and Section
10.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement.

     Section 1.9 Deliveries by Purchaser. At the Closing, Purchaser shall deliver, all duly and properly executed, authorized and issued (where applicable):

     (a) The first installment of the Stock Payments, the Promissory Note, the first installment of the Cash Payments, and the Inventory Payment, all as provided in Section 1.3 above;

     (b) A copy of resolutions of the directors of Purchaser authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein;

     (c) An employment agreement between Purchaser and Moshe Luski, in the form attached as Schedule 1.9(c) (the "Employment Agreement"); and

     (d) Other documents and instruments required by this Agreement, if any.

     Section 1.10 Deliveries by Sellers. At the Closing, each of the Sellers, as applicable, shall deliver to Purchaser, all duly executed, the following:

     (a) A Bill of Sale for the Assets to be conveyed and assigned duly executed by the Sellers in the form attached as Schedule 1.10(a);

     (b) A certified copy of resolutions of the directors of the Company and the Shareholder authorizing the execution and delivery of this Agreement and each of the Collateral Documents, and a current certificate of good standing for the Company and certified charter documents from each applicable jurisdiction of admittance and incorporation;

     (c) The Shareholder shall execute and deliver the Certificate described at
Section 7.1;

     (d) An Assignment and Assumption Agreement in the form attached as Schedule 1.10(d) attached hereto;

     (e) The Company shall execute and deliver the Noncompetition Agreement in form and substance attached as Schedule 1.10(e);

     (f) The Employment Agreement, executed by the Shareholder;

     (g) Physical possession of all Assets; and

     (h) Other documents and instruments required by this Agreement, if any.

     Section 1.11 Transfer Tax, Allocation of Purchase Price and Bulk Sales

     (a) Sellers shall pay all sales, transfer taxes and fees imposed on the conveyance of the Assets by all governments, state, local and federal, including any deposits or fees required under every applicable bulk sales statute.

     (b) The parties agree that the consideration for the sale of the Assets shall be allocated among the Assets and between the Sellers as set forth on
Schedule 1.11(b) attached hereto. The Sellers and the Purchaser acknowledge that the allocation has been arrived at based upon their negotiations and shall be used by them for all purposes, including, but not limited to, federal, state, and local tax and financial reporting purposes, and they shall not take any position inconsistent to the allocation. On the Closing Date, the Purchaser and the Sellers shall execute Internal Revenue Form 8594 which form shall be binding on the Purchaser and the Sellers and shall be filed with the income tax returns of the Purchaser and the Sellers.

     (c) Charges for water, electricity, sewer rental, gas, telephone and all other utilities shall be pro rated on a per diem basis as of midnight of the day preceding the date of Closing, disregarding any discount or penalty and on the basis of the fiscal year or billing period of the authority, utility or other person levying or charging for the same. If the consumption of any of the foregoing is measured by meters, then in lieu of apportionment as aforesaid Purchaser shall, not earlier than the day preceding the date of Closing, obtain a reading of each such meter and Sellers shall pay all charges thereunder through the date of the meter readings. If there is no such meter or if the bills for any of the foregoing have not been issued prior to the date of the Closing, the charges therefor shall be adjusted at the Closing on the basis of charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued. Sellers and Purchaser shall cooperate to cause the transfer of the Business's utility accounts and telephone numbers from Sellers to Purchaser.

                                   ARTICLE II


                         Accounts Payable and Receivable

     Section 2.1 Payment and Collection of Accounts Receivable. On and after the Closing Date, Purchaser shall, and shall be entitled to, receive, collect and deposit all payments made by the customers of the Business relating to accounts receivable arising after the Closing Date. All obligations relating to collection, administration, receipt and deposit of the Pre-closing Receivables shall remain with the Company, and Purchaser shall have no duty, obligation or liability therefor.

     Section 2.2 Outstanding Accounts Payable. To the extent there are outstanding accounts payable owed by Company to vendors of the Business at Closing and such accounts become more than sixty (60) days past due, Purchaser shall be entitled to, but not required to, pay any such vendor on behalf of Company the amount of any past due, plus any penalties and interest as may appear thereon. If Purchaser makes any such payment on behalf of Company, Purchaser shall be entitled to deduct the amount of such payment from the next installment then due of the Cash Payments, or if not from the next installment, then from any installments due thereafter. Any such payments to vendors shall not be considered deductions from the purchase price set forth hereinabove, but shall be included in any calculation thereof.

                                   ARTICLE III
                  Representations and Warranties of the Sellers

     Whenever the phrase "to Sellers' knowledge" or a similar phrase is used in this Agreement, the phrase means the actual knowledge of Shareholders and any officer and director of the Company and the knowledge such Shareholders or officer or director would or should have had, if such Shareholders or officer or director exercised reasonable diligence in the conduct of the Business. With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, the Sellers jointly and severally represent and warrant to Purchaser and make the following covenants for the Purchaser's benefit:

     Section 3.1 Organization and Standing. The Company is a corporation duly organized, legally existing and in good standing under the laws of the state of its incorporation and each other state where required to be admitted, with full power and authority to own its properties and conduct its business as now being conducted.

     Section 3.2 Authorization. The Company has by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each of the Collateral Documents to be entered into by Company and no other corporate action is required by law or the certificate of incorporation or by-laws of Company. Shareholder owns all of the outstanding capital stock of the Company.

     Section 3.3 Contracts, Permits and Material Documents. The items provided under and listed in Schedule 3.3 attached hereto are all of the following ("Material Documents") with respect to the Company, Business, or Assets which provide a benefit or impose a detriment of a value of $1,000 or more: (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which any of the Sellers or Assets are bound or under which any of the Sellers or Assets are the beneficiary, (v) collective bargaining agreements,
(vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the Assets; (viii) all surety bonds, closure bonds or any other obligation which the Sellers have liability for with respect to the Business; and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the operating agreements listed on Schedule 1.4(c)) which are binding on the Sellers or any of the Assets and pursuant to which the Sellers derive a benefit or incurs a detriment having a value of $1,000 or more. The Material Documents listed on Schedule 3.3 are organized under separate headings for each of the different type of documents listed. Except as set forth on Schedule 3.3, neither the Sellers nor any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Sellers are not a party to, and none of Sellers' properties are bound by, any agreement or instrument which is material to the continued conduct of the Business, as now being conducted, except as listed in Schedule 3.3.

     Section 3.4 Personal Property; Title. All items of personal property used in the Business are included among the Assets described in Section 1.4 hereof and will be transferred to Purchaser at Closing. All items of personal property used in the Business are in good operating order, normal wear and tear excepted, and are sufficient in type, quantity and quality to operate the business currently conducted by the Company in an efficient manner. The Sellers at Closing will have good and marketable title to all of the Assets, each free and clear of any mortgages, pledges, liens, encumbrances, leases, charge, claim, security agreement or title retention or other security arrangement.

     Section 3.5 Operating Agreements. There are no operating agreements under which the Company operates the Business.

     Section 3.6 Real Property. The Company has never owned, leased or otherwise occupied, had an interest in or operated any real property other than the parcel of real property leased by the Company as listed on Schedule 3.6 attached hereto (the "Real Property"). The Company has a valid leasehold in each parcel of the Real Property.

     (a) In all material respects, except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Real Property is, and at all times during operation of the Business thereon has been, licensed, permitted and authorized for the operation of such Business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Real Property and the conduct of such Business thereon (collectively, the "Applicable Laws").

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


     (b) The Real Property is legally usable for its current uses, and the Real Property can be used by the Purchasers after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal, conforming uses.

     (c) No polluting, toxic or hazardous substances were used, generated, treated, stored, released, discharged or disposed of by the businesses conducted on the Real Property by Sellers or, to Sellers' knowledge, by others, at any time other than as disclosed on Schedule 3.6(f). No notification of release of a "hazardous substance", "hazardous waste", pollutant or contaminant regulated under the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Clean Water Act, 33 U.S.C.ss.1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.ss.136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C.ss.1401 et seq., the National Environmental Policy Act, 42 U.S.C.ss.4321 et seq.; the Noise Control Act, 42 U.S.C.ss.4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C.ss.300f et seq.; the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, and the Emergency Planning, and Community Right-to-Know Act; the Toxic Substance Control Act, 15 U.S.C.ss.2601 et seq.; and the Atomic Energy Act, 42 U.S.C.ss.2011 et seq.; all as may be amended, with implementing regulations and guidelines, or any state or local environmental law, regulation or ordinance, has been received by Sellers and, to Sellers' knowledge, none has been filed as to the Real Property, and the Real Property is not listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean-up other than as disclosed on Schedule 3.6(f). No PCB- contamination, friable asbestos or formaldehyde-based insulation items are present on the real Property other than as disclosed on Schedule 3.6(f).

     (d) No party, other than Company and the record owner of the Real Property, has a present or future right to possession of all or any part of the Real Property.

     Section 3.7 Liabilities. The Company does not have any liabilities, fixed or contingent, other than liabilities arising in the ordinary course of business which have not been outstanding for more than sixty (60) days.

     Section 3.8 Policies of Insurance. All insurance policies, performance bonds, and letters of credit insuring the Assets or which the Sellers have had issued regarding the Assets and which have not expired are listed on Schedule
3.8 attached hereto. Schedule 3.8 includes the names and addresses of the beneficiaries, insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known agents or agencies, issuing banks and beneficiaries with respect to each listed insurance policy, performance bond and letter of credit. The Sellers' current insurance policies, performance bonds and letters of credit relating to any Asset are in force and effect and the premiums thereon are not delinquent. The Sellers have not received any written notification from any insurance carrier denying or disputing any claim made by the Sellers or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. Except as set forth on Schedule 3.8, the Sellers have no claims against any of their insurance carriers under any of policies insuring the Assets pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     Section 3.9 Tax Returns. The Sellers have filed all Federal and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company is a Subchapter "S" corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Sellers have filed, and will file (if due), in a timely manner all requisite federal, state, local, payroll, property and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date.

     Section 3.10 Employees, Pensions and ERISA.

     (a) No employee of the Company is represented by any union. No employee of the Company has a written employment agreement with the Company. The name, address and social security number and current rate of compensation of the Company's employees and capacity to which each person is employed are listed on
Schedule 3.10(a) attached. There is no pending or, to the knowledge of the Sellers, threatened dispute between the Company and any of its employees which might materially and adversely affect the customer contracts being assigned to Purchaser. The Company is not deficient or in arrears in contributing to any trust funds the Company is required to contribute to in accordance with any contracts, including, without limitation, scholarship funds, legal aid funds, pension funds and health, welfare or benefit funds ("Trust Funds"). There is no matter, action, audit, suit or claim pending or to Sellers' knowledge threatened relating to contributions of the Company to any Trust Fund, before any court, tribunal or government agency.

     (b) The Company has no employee benefit plans, funds or programs (within the meaning of the Internal Revenue Code of the United States ("Code") or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated), including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions.

    Section 3.11 Legality of Operation. Except as disclosed in
Schedule 3.11 to this Agreement, the Sellers' use of the Assets and Real Property is in compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non- hazardous waste materials from any source; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in Schedule 3.11, the Sellers are in compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Sellers' property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on
Schedule 3.11, with respect to any Law there are no claims, actions, suits or proceedings pending, or, to the knowledge of the Sellers threatened against or affecting the Assets or Real Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an material change in how Purchaser may use the Assets or Real Property or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.11, the Sellers have received no notification of any past or present failure by the Sellers to comply with any Law applicable to the Assets or Real Property or affecting the Sellers' use of the Assets or Real Property.

     Section 3.12 Corrupt Practices. The Sellers have not made, offered or agreed to offer anything of value to any employees of any customers of the Company for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives in any manner which would result in the Sellers being in violation of any Law, nor have the Sellers otherwise taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     Section 3.13 Legal Compliance. The Sellers have the right, power, legal capacity and authority to enter into, and perform their respective obligations under this Agreement, and, except as set forth in Schedule 3.13, no approvals or consents of any other persons or entities are necessary in connection with the transactions contemplated by this Agreement. Except as disclosed in Schedule
3.13 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which the Sellers are a party or by which the Sellers, or any of their property is bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on the Sellers or on any property of the Sellers.

     Section 3.14 Transaction Intermediaries. No agent or broker or other person acting pursuant to the express authority of any Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     Section 3.15 Trademarks, Patents, Etc.
                  -------------------------

     (a) Schedule 3.15(a) attached hereto contains a true and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to the Company with respect to the foregoing, both domestic and foreign, claimed by Company or used or proposed to be used by the Company in the conduct of the Business, whether registered or not (collectively herein, "Registered Rights").

     (b) Except as described in Schedule 3.15(b) attached hereto, the Sellers and the Company own and have the unrestricted right to use the Registered Rights and every trade secret, know-how, process, discovery, development, design, technique, program, code, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and or other information (collectively herein, "Proprietary Information") required for or incident of the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others. The Sellers and the Company have taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

     (c) Schedule 3.15(c) attached hereto contains a true and complete list and description of all licenses of or rights to Proprietary Information granted by the Sellers or the Company to others or by others to the Sellers or the Company. Except as described in Schedule 3.15(c), (i) the Sellers and the Company have not sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and (ii) the Sellers and the Company are not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

     (d) There is no claim or demand of any Person pertaining to, or any Action that is pending or, to the knowledge of the Sellers, threatened, which challenges the rights of the Company and the Sellers in respect of any Registered Right or any Proprietary Information.

     (e) The Company owns or has legally licensed all third-party computer software used in connection with the Business and has not infringed, and is not now infringing, on the rights of any third parties by its use of computer software.

     Section 3.16 Competition. No salaried officer, shareholder or employee of the Company, nor any spouse, child or other relative of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business which interest adversely or materially affects the business of the Company, excepting only those investments of not more than five percent of the capital stock of a business, the stock of which is traded on a national securities exchange or over-the-counter, where such investments are set forth on Schedule 3.16 attached hereto and incorporated herein by reference.

     Section 3.17 Disclosure. Neither the representations and warranties of the Sellers contained in this Agreement nor any information contained in any Exhibit or Schedule or other document delivered by the Sellers or the Company to Purchaser contains any untrue statement of a material fact, or, to Sellers' knowledge, omits to state any statement of a material fact necessary to make the statements contained therein or herein not misleading. No investigation conducted by the Purchaser shall be deemed to limit or vitiate in any way the effect of the representations and warranties made herein; however, Purchaser shall disclose to Sellers at or prior to Closing any representation or warranty which Purchaser shall have found to be untrue or incorrect.

     Section 3.18 Litigation. All pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigations by any governmental agency or officials involving the Company or its Property or assets, liabilities or the Company Shares, together with a description of each such proceedings, is set forth on Schedule 3.18 attached. There is no pending or, to Sellers' knowledge, threatened litigation, administrative or judicial proceedings or investigation involving the Company or its Real Property, assets, liabilities or the Company Shares, except as listed on Schedule 3.18.

                                   ARTICLE IV
                   Representations and Warranties of Purchaser

     With knowledge that Sellers are relying upon the representations, warranties and covenants herein contained, the Purchaser represents and warrants to Sellers and makes the following covenants for the Sellers' benefit:

     Section 4.1 Structure. The Purchaser is duly organized and legally existing in good standing under the laws of its state of incorporation.

     Section 4.2 Authorization to Proceed with this Agreement. Purchaser has by proper corporate proceedings duly authorized the execution, delivery and performance of this Agreement and each other agreement contemplated to be entered into and no other corporate action is required by law or the Certificate of Incorporation or by-laws of Purchaser. The Purchaser has the right, power, legal capacity and authority to enter into, and perform its obligations under this Agreement, and neither the execution nor performance of this Agreement will result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which the Purchaser is a party or by which the Purchaser or any of its property is bound; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on the Purchaser or on any property of the Purchaser.

     Section 4.3 Commission Filings. Purchaser will have delivered to Sellers by the Closing Date current and all historical filings made by MSI on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending December 31, 2001, and the fiscal quarter ended June 30, 2002 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, MSI's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     Section 4.4 Issued Common Stock. The common stock of MSI ("MSI Stock") to be issued pursuant to this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

                                    ARTICLE V
                        Additional Agreements of Sellers

     The parties hereto covenant and agree with the other, as applicable, as follows:

     Section 5.1 Restrictions on Transfer of Consideration Stock. Notwithstanding that the MSI Stock delivered to the Sellers as Stock Payments (collectively, hereinafter, the "Consideration Stock") shall be registered under a shelf registration statement on Form S-4 pursuant to the Securities Act of 1933 (the "Act"), the following restrictions and limitations shall be applicable to the Sellers' receipt and resale or other transfer of the MSI Stock:

     (a) Except as allowed in accordance with Section (b) below, the Sellers shall not, during the period commencing on the Closing Date and ending twenty-four months after the Closing Date, without the prior written consent of MSI, (i) offer, sell, contract to sell, sell any option or contract to purchase, sell any right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Consideration Stock or any securities convertible into or exercisable or exchangeable for Consideration Stock, or (ii) enter into any swap or other arrangement which transfers to another person or entity, in whole or in part, any of the economic consequences of ownership of the Consideration Stock, whether any such transaction described in (i) or (ii) above is to be settled by delivery of the common stock of MSI or other securities, in cash or otherwise.

     (b) Beginning on the first day of the thirteenth month following the Closing Date, Sellers shall have the right to sell shares of Consideration Stock in increments of no more than one-twelfth of the total number shares of Consideration Stock to be delivered under this Agreement during each calendar month beginning with the thirteenth calendar month following the Closing Date.

     (c) Stop transfer instructions will be imposed with respect to the Consideration Stock issued pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement. The following legend will be placed on the certificates representing shares of Consideration Stock:

         "The shares represented by this certificate may not be transferred or otherwise disposed of, except pursuant to the terms of the Asset Purchase Agreement dated __________, 2002."


     (d) Sellers acknowledge that Purchaser has delivered to them the Public Reports, together with the prospectus prepared from the S-4 registration statement under which the MSI Stock will be delivered.

     (e) Sellers acknowledge that Purchaser has advised the Sellers that the MSI Stock when delivered shall have been registered under the Act pursuant to an S-4 registration statement. The Sellers acknowledge that when selling the MSI Stock through a broker they will have a prospectus delivery requirement. Purchaser will furnish to the Sellers such number of prospectuses, if required, under the Act, prepared in conformity with the requirements of the Act, and such other documents as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers. A legend in substantially the following form will be placed on the certificates evidencing the MSI Stock to be issued to the Sellers:

                 "The securities represented by this certificate have
                  been registered under the Securities Act of 1933, pursuant to an S-4 registration statement. The holder of the certificate is required to deliver a prospectus prepared from the registration statement, when trading the securities represented by this certificate"

     (f) Notwithstanding anything else herein to the contrary, MSI's obligation to keep the shelf registration statement continuously effective shall be suspended during any period that there exists material, non-public information relating to MSI. MSI shall keep such registration statement current and effective, until such time as the shares may be sold by the Sellers at any time pursuant to the provisions of Rule 144 or otherwise without any restrictions, including restrictions relating to volume, manner of sale, and notice, or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. MSI shall also prepare and file with the SEC such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement.

     Section 5.2 Access to Records. The Shareholder will cause the Company to give and the Company shall give Purchaser and its representatives, from the date hereof until six years after the Closing Date, full access during normal business hours upon reasonable notice to all of the properties, books, contracts, documents and records of the Company pertaining to the Assets, and to make available to Purchaser and its representatives all additional financial statements of and all information with respect to the Assets that Purchaser may reasonably request.

     Section 5.3 Continuation of Business. The Sellers will operate the Assets until the time of Closing, in the ordinary course of business, consistent with past practice, so as to preserve their value intact, and to preserve for Purchaser the relationships of the Company with suppliers, customers, employees and others.

     Section 5.4 Continuation of Insurance. The Sellers will cause the Company to and the Company shall keep in existence all policies of insurance insuring the Real Property and the Assets and the operation thereof against liability and property damage, fire and other casualty through the time of Closing, consistent with the policies currently in effect.

     Section 5.5 Standstill Agreement. Until the Closing Date, unless this Agreement is earlier terminated pursuant to the provisions hereof, Sellers will not, directly or indirectly, solicit offers for the shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring any of the Company's assets.

     Section 5.6 Landlord's Estoppels. The Sellers shall deliver to Purchaser an estoppel certificate, in a form reasonably acceptable to Purchaser, signed by each landlord (singularly a "Landlord" and collectively the "Landlords") under each lease (singularly a "Lease" and collectively the "Leases") under which Sellers lease the Real Property, or any portion thereof, confirming:

     (a) that a true, accurate and complete copy of the relevant Lease is attached;

     (b) that to the best of the Landlord's knowledge neither the Sellers nor the Landlord is in breach of the Lease, or if there is a breach, setting forth the nature of the breach;

     (c) the date through which Sellers have paid rent under the Lease (both basic or minimum rent and additional rent); and

     (d) approving and consenting to the Purchaser's purchase of the Assets and assumption of the Lease, if such consent or approval is required under the relevant Lease.

     The estoppel certificates which Sellers are required to deliver hereunder are singularly referred to as a "Landlord's Estoppel" and are collectively referred to as the "Landlords' Estoppels."

     Section 5.7 Financial Statements. If during Purchaser's due diligence investigation of the Company and the Assets, it is determined by Purchaser that the consummation of the transactions contemplated by this Agreement will require MSI to file a Report on Form 8-K with the Securities Exchange Commission, then Sellers agree to cooperate with Purchaser before and after Closing in the preparation of balance sheets for the Company as of the dates, and income statements for the Company for the periods, required to be filed by MSI as part of its Report on Form 8-K, for example, a balance sheet for the Company as of June 30, 2002, and December 31, 2001, and statements of income, cash flow and retained earnings for the Company for the six-month period ended June 30, 2002, and the twelve-month period ended December 31, 2001 ("Historical Financial Statements"). Sellers' cooperation shall include, without limitation, the execution of standard representation letters requested by Purchaser's auditors. Sellers shall prepare a compiled stub balance sheet and statements of income, cash flow and retained earnings for the period commencing January 1, 2002, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Purchaser shall bear the cost of preparing the Historical Financial Statements and the Interim Financial Statements. Sellers shall cause the Company's usual accountants to cooperate with Purchaser's accountants.

     Section 5.8 Termination of Installment Payments. Sellers agree that if Moshe Luski terminates the Employment Agreement entered into at Closing prior to the date which is two years after the Closing Date, whether by breach, by right, or otherwise, or if MSI terminates said Employment Agreement for Cause, as defined therein, prior to the date which is two years after the Closing Date, then any installment of the Cash Payments or the Stock Payments which are not yet due as of the date of termination shall no longer be due or payable thereafter, and the purchase price shall nevertheless be deemed to be paid in full.


                                   ARTICLE VI
               Additional Agreements of the Parties and Purchaser

     Section 6.1 Payment of Expenses. Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees. Sellers, in addition to their other expenses, shall pay all transfer taxes, sales taxes, or bulk sales taxes and/or documentary stamps associated with the transfer and conveyance of the Assets.

     Section 6.2 Access to Records. The Purchaser shall give Sellers and their representatives full access during normal business hours upon reasonable notice to all of the properties, books, contracts, documents and records of the Purchaser pertaining to the Assets, and to make available to Sellers and their representatives all additional financial statements of and all information with respect to the Assets that Sellers may reasonably request, for the preparation of a stub year Subchapter S Federal tax return.

                                   ARTICLE VII
                             Conditions of Purchaser

     The obligations of Purchaser to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following items which are conditions to the Closing.

     Section 7.1 Compliance by Sellers. The Sellers shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers prior to or at the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement and the Purchaser shall have received a Certificate duly executed by Shareholders as to the foregoing.

     Section 7.2 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate or control the Assets which, in the judgment of the Board of Directors of Purchaser, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

     Section 7.3 Consents. All approvals, authorizations and consents required to be obtained shall have been obtained, and the Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to Purchaser, of the granting of such approvals, authorizations and consents.

     Section 7.4 Fiscal Condition of Business. There shall have been no material adverse change in the results of operations or financial condition of the Company or the Business, and the Company shall have not suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance.

     Section 7.5 Noncompetition Agreement. Sellers shall have executed and delivered to Purchaser the Noncompetition Agreement, and Moshe Luski shall have executed and delivered to Purchaser the Employment Agreement.

     Section 8.6 Employment Agreement. Moshe Luski shall have executed the Employment Agreement.

                                  ARTICLE VIII
                              Conditions of Sellers

     The obligations of the Sellers to transfer the Assets in accordance with this Agreement shall be subject to the fulfillment at or prior to the time of Closing of each of the following conditions:

     Section 8.1 Payment. The Purchaser shall have delivered to the Company the Stock Payment, the Cash Payment, the Promissory Note, and the Inventory Payment in accordance with Section 1.3.

     Section 8.2 Employment Agreement. Purchaser shall have offered employment to Moshe Luski on the terms and conditions set forth in the Employment Agreement.

     Section 8.3 Compliance by Purchaser. The Purchaser shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing Date. All representations and warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

     Section 8.4 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Purchaser to own, operate or control the Assets which, in the judgment of the Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

                                   ARTICLE IX
                                 Indemnification

     Section 9.1 Indemnification by Sellers. The Sellers each agree that they will each, jointly and severally, indemnify, defend, protect and hold harmless the Purchaser and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parent, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Sellers, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Sellers, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Sellers made in this Agreement or in the Collateral Documents and to be performed by Sellers before or after the Closing Date; (c) the imposition upon, claim against, or payment by the Purchaser of any liability or obligation of the Company other than the Assumed Liabilities; (d) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise, payroll or property tax liabilities of the Sellers arising or accrued prior to the Closing Date; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), (c) or
(d) of this Section 9.1 of this Agreement has occurred.

     Section 9.2 Indemnification by Purchaser. The Purchaser agrees that it will indemnify, defend, protect and hold harmless the Sellers and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to the Purchaser, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Purchaser set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment of any agreement, covenant or condition on the part of Purchaser made in this Agreement or in the Collateral Documents and to be performed by Purchaser before or after the Closing Date; and (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a) or
(b) of this Section 9.2 has occurred.

   Section 9.3 Procedure for Indemnification with Respect to Third Party Claims.
               ----------------------------------------------------------------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If the conditions set forth in Section 9.3(b) above are or become unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     Section 9.4 Procedure for Non-Third Party Claims. If any Purchaser or Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the parties from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; and (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within forty-five (45) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within sixty (60) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     Section 9.5 Survival of Claims.
                 ------------------

     (a) All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 3.9 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until three years from the Closing Date.

     (b) Notwithstanding the provisions of Section 9.5(a) above, which provide that representations, warranties and obligations expire after certain stated periods of time, if within the stated period of time, an Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

                                    ARTICLE X
                                Other Provisions

     Section 10.1 Nondisclosure by Sellers. Sellers recognize and acknowledge that they have in the past, currently have, and in the future will have certain confidential information of the Company such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Sellers agree that for a period of eighteen months from the Closing Date and as to any Records received by them under Section 6.2 of this Agreement, eighteen months from their receipt of the Records, they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the Sellers, unless (i) such information becomes known to the public generally through no fault of Sellers, (ii) the Sellers are compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by Sellers of the provisions of this Section, Purchaser shall be entitled to an injunction restraining Sellers from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Purchaser from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.2 Nondisclosure by Purchaser. Purchaser recognize and acknowledge that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company. Purchaser agrees that it will not utilize such information in the business or operation of Purchaser, or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Purchaser or any of its affiliates (ii) Purchaser is compelled to disclose such information by a governmental entity or pursuant to a court proceeding or (iii) Closing takes place. In the event of a breach or threatened breach by Purchaser of the provisions of this Section, the Sellers shall be entitled to an injunction restraining Purchaser from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     Section 10.3 Assignment; Binding Effect; Amendment. This Agreement and the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Purchaser) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of Purchaser, and the Sellers. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     Section 10.4 Entire Agreement. This Agreement, is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     Section 10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     Section 10.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

         (a)  If to Purchaser, addressed to them at:

                           President
                           1000 Crawford Place
                           Mt. Laurel, NJ 08054

         (b)  If to Sellers, addressed to them at:

                           Moshe Luski
                           411 Leslie Drive
                           Hallandale, FL  30019

     Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and five business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     Section 10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     Section 10.8 No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     Section 10.9 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     Section 10.10 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     Section 10.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     Section 10.12 Extension or Waiver of Performance. Either the Sellers or Purchaser may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by the Sellers and the Purchaser.

     Section 10.13 Liabilities of Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors, heirs, legal representative and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     Section 10.14 Disclosure on Schedules. The parties to this Agreement shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the parties to amend or supplement the Schedules shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, the condition to Closing set forth in
Section 7.1 shall not be satisfied, if the amendment or supplementation of any Schedule by Sellers results in any of Sellers' representations and warranties changing in a manner which the Purchaser in good faith believes is materially adverse to the Purchaser or the Assets.

     Section 10.15 Agreement Not Binding Until Fully Executed. This Agreement shall not be binding on any party hereto until the Agreement has been fully executed.

     Section 10.16 Publicity. Prior to Closing, except as may be required by law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

         Section 10.17 Arbitration.
                       -----------

     (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Broward County, Florida, by the American Arbitration Association ("AAA") in accordance with the commercial rules (the "Rules") of the AAA then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction if such party can establish irreparable harm. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

     (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

     (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be taken, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

     (d) The award pursuant to such arbitration will be final, binding and conclusive.

     (e) Counsel to the Purchaser and the Sellers in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). The Purchaser and the Sellers, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

                    [Remainder of page intentionally blank.]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Purchaser

MSI Micro-Tech, Inc.


By: /s/ Robert M. Kramer
    Robert M. Kramer, Vice President

COMPANY

Micro Tech Manufacturing, Inc.


By: /s/ Moshe Luski
    Moshe Luski, President

Shareholder


/s/ Moshe Luski
Moshe Luski

                                                                      Exhibit 99


Mace Security International, Inc.
1000 Crawford Place, Suite 400
Mount Laurel, NJ 08054
(856) 778-2300 - www.mace.com
Eduardo Nieves, Jr., Investor Relations
                                                          For Immediate Release

MACE SECURITY INTERNATIONAL EXPANDS ITS HIGHLY RECOGNIZED MACE(R)BRAND PRODUCT LINE BY ACQUIRING MICRO-TECH MANUFACTURING, INC., A SECURITY PRODUCTS COMPANY

Mount Laurel, New Jersey - August 14, 2002 - Mace Security International, Inc. ("Mace") (Nasdaq: MACE), a leading provider of car care services and manufacturer and marketer of security products, today announced that it has acquired the assets of Micro-Tech Manufacturing, Inc. ("Micro-Tech"), a security products company that specialized in manufacturing and distributing security cameras, security monitoring systems and electronic surveillance equipment. Micro-Tech generated revenue of approximately $774,000 and EBITDA of approximately $200,000 in 2001.

Mace believes that the assets of Micro-Tech will blend well with its highly recognized Mace(R) brand product line. The Company will immediately begin utilizing synergies to expand its distribution and sales efforts. Mace believes that the Micro-Tech business is positioned for substantial internal growth.

Mace plans to utilize the assets of Micro-Tech to focus on the expanding security camera industry with a particular emphasis on systems that will allow users to view transmitted images remotely through the Internet and phone-line connections. The Company is excited about the digital video technology that will allow users to remotely view real-time and previously recorded images via laptop and desktop computers, as well as wireless palm pilot equipment. Mace has over 15 years of experience in manufacturing, marketing and retailing products and services in several sectors of the security products industry including electronic and chemical security products, security training, child safety products and private corrections integration systems. As a result, Mace believes that it is in a strong position to expand further in the security products business.

The Company has also hired Micro-Tech's sole shareholder, Moshe Luski. Mr. Luski has 12 years of extensive experience in engineering, manufacturing and distributing security products in the United States and Israel. Mr. Luski will be responsible for enhancing Mace's new product line and distribution channel. Micro-Tech's products have historically been marketed to sophisticated equipment installation companies, distributors, spy shops and direct retail catalogs.

"We are very pleased with the completion of the Micro-Tech transaction as well as with the addition of Mr. Luski to our management team. We view this acquisition as important for the Company because we believe it will strengthen the Mace(R) name in the marketplace," said Louis D. Paolino, Jr., CEO and Chairman of Mace. "The combination of the Mace and Micro-Tech product lines, coupled with the 27 years of combined security industry experience, enables us to successfully utilize synergistic opportunities to enhance distribution channels and increase sales and profitability."

Mace Security International, Inc. is a leading provider of car care services, which owns and operates 55 car washes and five truck washes nationwide. The Company is also a manufacturer of less-than-lethal defense sprays and electronic security products for consumers, as well as a marketer of safety and security products worldwide. Additional information about Mace is available at www.mace.com.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. When used in this press release, the words or phrases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "projected", "intends to" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, including but not limited to economic conditions, dependence on management, dilution to shareholders, lack of capital, the effects of weather on the demand for car care services, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth, its ability to achieve operating synergies, its ability to compete, regulatory matters, the effects of competition, its ability to maintain the control of the Company's cash business, and the ability of the Company to obtain additional financing. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations are contained in the Company's SEC filings, including its S-3 registration statements, Form 10-K for 2001, Form 10-Q for the quarter ended March 31, 2001, Form 10-Q for the quarter ended June 30, 2001, Form 10-Q for the quarter ended September 30, 2001 and Form 10-Q for the quarter ended March 31, 2002. This press release should be read in conjunction with the financial statements and notes contained in the Company's annual report on Form 10-K and the Company's quarterly reports on Form 10-Q.